Exhibit 10

                      AMENDMENT TO LICENSE AGREEMENT WITH
                     BLUE CROSS AND BLUE SHIELD ASSOCIATION


    9 (d). The Plan may operate as a for-profit company on the following conditions:

       (i) The Plan shall discharge all responsibilities which it has to the Association and to other Plans by virtue of this Agreement and the Plan's membership in BCBSA.

      (ii) The Plan shall not use the licensed Marks and Name, or any derivative thereof, as part of its legal name or any symbol used to identify the Plan in any securities market. The Plan shall use the licensed Marks and Name as part of its trade name within its service area for the sale, marketing and administration of health care and related services in the service area.

      (iii) The Plan's license to use the Licensed Marks and Name shall automatically terminate effective: (a) thirty days after the Plan knows, or there is an SEC filing indicating that, any Institutional Investor has become the Beneficial Owner of securities representing 10% or more of the voting power of the Plan ("Excess Institutional Voter"), unless such Excess Institutional Voter shall cease to be an Excess Institutional Voter prior to such automatic termination becoming effective; (b) thirty days after the Plan knows, or there is an SEC filing indicating that, any Noninstitutional Investor has become the Beneficial Owner of securities representing 5% or more of the voting power of the Plan ("Excess Noninstitutional Voter") unless such Excess Noninstitutional Voter shall cease to be an Excess Noninstitutional Voter prior to such automatic termination becoming effective; (c) thirty days after the Plan knows, or there is an SEC filing indicating that, any Person has become the Beneficial Owner of 20% or more of the Plan's then outstanding common stock or other equity securities which (either by themselves or in combination) represent an ownership interest of 20% or more pursuant to determinations made under paragraph 9(d)(iv) below ("Excess Owner"), unless such Excess Owner shall cease to be an Excess Owner prior to such automatic termination becoming effective; (d) ten business days after individuals who at the time the Plan went public constituted the Board of Directors of the Plan (together with any new directors whose election to the Board was approved by a vote of 2/3 of the directors then still in office who were directors at the time the Plan went public or whose election or nomination was previously so approved) (the "Continuing Directors") cease for any reason to constitute a majority of the Board of Directors; or (e) ten business days after the Plan consolidates with or merges with or into any person or conveys, assigns, transfers or sells all or substantially all of its assets to any person other than a merger in which the Plan is the surviving entity and immediately after which merger, no person is an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner: provided that, if requested by the affected Plan in a writing received by BCBSA prior to such automatic termination becoming effective, the provisions of this paragraph 9(d)(iii) may be waived, in whole or in part, upon the affirmative vote of a majority of the disinterested Plans and a majority of the total then current weighted vote of the disinterested Plans. Any waiver so granted may be conditioned upon such additional requirements (including but not limited to imposing new and independent grounds for termination of this License) as shall be approved by the affirmative vote of a majority of the disinterested Plans and a majority

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    of the total then current weighted vote of the disinterested Plans. If a timely waiver request is received, no automatic termination shall become effective until the later of: (1) the conclusion of the applicable time period specified in paragraphs 9(d)(iii)(a)-(d) above, or (2) the conclusion of the first Member Plan meeting after receipt of such a waiver request.

         In the event that the Plan's license to use the Licensed Marks and Name is terminated pursuant to this Paragraph 9(d)(iii), the license may be reinstated in BCBSA's sole discretion if, within 30 days of the date of such termination, the Plan demonstrates that the Person referred to in clause
    (a), (b) or (c) of the preceding paragraph is no longer an Excess Institutional Voter, an Excess Noninstitutional Voter or an Excess Owner.

      (iv) The Plan shall not issue any class or series of security other than
    (i) shares of common stock having identical terms or options or derivatives of such common stock, (ii) non-voting, non-convertible debt securities, or
    (iii) such other securities as the Plan may approve, provided that BCBSA receives notice at least thirty days prior to the issuance of such securities, including a description of the terms for such securities, and BCBSA shall have the authority to determine how such other securities will be counted in determining whether any Person is an Excess Institutional Voter, Excess Noninstitutional Voter or an Excess Owner.

      (v)For purposes of paragraph 9(d)(iii), the following definitions shall apply:

         (a) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and in effect on November 17, 1993 (the "Exchange Act").

         (b) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) relating to the acquisition, holding, voting (except to the extent contemplated by the proviso to (b)(ii)(B) above) or disposing of any securities of the Plan.

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                  Notwithstanding anything in this definition of Beneficial
    Ownership to the contrary, the phrase "then outstanding," when used with reference to a Person's Beneficial Ownership of securities of the Plan, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         (c) A Person shall be deemed an "Institutional Investor" if (but only if) such Person (i) is an entity or group identified in the SEC's Rule 13d-1(b)(1)(ii) as constituted on June 1, 1997, and (ii) every filing made by such Person with the SEC under Regulation 13D-G (or any successor Regulation) with respect to such Person's Beneficial Ownership of Plan securities shall have contained a certification having substantial identical terms to the ones required by Item 10 of SEC Schedule 13G as constituted on June 1, 1997.

         (d) "Noninstitutional Investor" means any Person who is not an Institutional Investor.

         (e) "Person" shall mean any individual, firm, partnership, corporation, trust, association, joint venture or other entity, and shall include any successor (by merger or otherwise) of such entity.